Exhibit 15



June 17, 1994




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Dear Sirs:

We are aware that Potomac Electric Power Company has incorporated by reference our report dated May 2, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about June 17, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,




 /S/ PRICE WATERHOUSE
Price Waterhouse
Washington, D.C.